Exhibit 5.1

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 Fax AMERICA • ASIA PACIFIC • EUROPE

 August 15, 2022

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, California 90248

Re:	84,539,722 Shares of Class A Common Stock, $0.0001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 49,573,570 shares of Class A Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company which may be issued under the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”), (ii) 27,268,037 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the Smart King Ltd. Equity Incentive Plan (the “EIP”), and (iii) 7,698,115 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the Smart King Ltd. Special Talent Incentive Plan (together with the 2021 Plan and the EIP, the “Plans” and the aggregate shares of Common Stock to be registered under the Registration Statement, the “Registered Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Plans, the Registration Statement, the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans and the proposal adopted by the stockholders of the Company relating to the 2021 Plan at the Special Meeting of Stockholders on July 20, 2021. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Faraday Future Intelligent Electric Inc.

August 15, 2022

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP